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Exhibit 99.1

V    DETACH PROXY CARD HERE    V

PROXY

PACIFIC LIBERTY BANK
SPECIAL MEETING OF SHAREHOLDERS

                        , 2005

        The undersigned shareholder of Pacific Liberty Bank (the "Bank") hereby nominates, constitutes and appoints Alvin M. Coen, Richard I. Ganulin, and Haydee Velazquez Tillotson, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Bank to be held at the Bank's Beach Office, 19950 Beach Boulevard, Huntington Beach, California 92648, on                        ,                              , 2005, at 6:00 p.m., and at any and all adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

(Continued, and to be marked, dated and signed, on the other side)

V    DETACH PROXY CARD HERE    V

THIS PROXY IS SOLICITED ON BEHALF OF THE BANK'S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE SECRETARY OF THE BANK AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

1. Approval of Merger. To approve the principal terms of the Agreement and Plan of Merger dated as of June 9, 2005 by and between First Community Bancorp and Pacific Liberty Bank (the "Merger Agreement"), pursuant to which Pacific Liberty Bank will be merged with a wholly-owned subsidiary of First Community Bancorp (the "Merger") and shareholders of Pacific Liberty Bank will receive a fraction of a share of First Community Bancorp common stock for each share of Pacific Liberty Bank common stock held, as described in the proxy statement-prospectus dated , 2005, and the Merger Agreement attached thereto as Appendix A.
☐	FOR	☐	AGAINST	☐	ABSTAIN	IMPORTANT — PLEASE SIGN AND DATE BELOW
2. Adjournments. To approve an adjournment or adjournments of the Special Meeting, if necessary, to solicit additional proxies in favor of the Merger and the Merger Agreement.
The Board of Directors recommends a vote of "FOR" on Proposals 1 and 2. The Proxy confers discretionary authority to be voted in accordance with the recommendations of the Bank's Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instruction.
☐	FOR	☐	AGAINST	☐	ABSTAIN	I DO	☐	I DO NOT	☐	expect to attend the Meeting.
3. Other Business. No other business may be conducted at the special meeting.						(Number of Shares)
(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)
Dated:	, 2005
(Please Print Your Name)
(Signature of Shareholder)
(Please Print Your Name)
(Signature of Shareholder)

Please Detach Here
V    You Must Detach This Portion of the Proxy Card    V
Before Returning it in the Enclosed Envelope

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  Exhibit 99.1